Exhibit 23.1

PLS CPA, A Professional Corp.
t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111t
t Telephone (858) 722-5953t FAX (858) 761-0341 t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

November 18, 2011

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements on Form 10-Q of Naturewell, Incorporated of our report dated on November 18, 2011, with respect to the unaudited interim financial statements of Naturewell, Incorporated, included in Form 10-Q for the period ended September 30, 2011.

Very truly yours,

/s/ PLS CPA
PLS CPA, A Professional Corp.

Registered with the Public Company Accounting Oversight Board